Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (No. 333-261394 and No. 333-251547) on Forms S-8 of Eastern Bankshares, Inc. of our report dated March 10, 2021, with respect to the consolidated financial statements of Century Bancorp, Inc. as of December 31, 2020 and 2019 and for the three-year period ended December 31, 2020, which report appears in the Form 8-K/A of Eastern Bankshares, Inc. dated January 26, 2022. /s/ KPMG LLP Boston, Massachusetts January 26, 2022